SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2004

MACROMEDIA, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-22688	94-3155026
(Commission File Number)	(IRS Employer Identification No.)

600 Townsend Street, San Francisco, California	94103
(Address of principal executive offices)	(Zip Code)

(415) 252-2000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d): Election of a New Director

The Board of Directors of Macromedia, Inc., acting by unanimous consent, has elected Charles M. “Chuck” Boesenberg as a new director effective December 17, 2004, to serve as a member of the Board until the next annual meeting or until his successor is elected and qualified. Mr. Boesenberg has not yet been appointed to any committees.

Mr. Boesenberg is the chairman and CEO of NetIQ. Previously, Mr. Boesenberg served as president and CEO of Central Point Software, Magellan, and Integrated Systems and is currently on the board of Maxtor and has also served on the board of Symantec Corporation.

Mr. Boesenberg is not currently engaged and has not been engaged during the last fiscal year in any related transaction with the Company within the meaning of Section 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Boesenberg and any other persons pursuant to which he was selected as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACROMEDIA, INC.

Date: December 20, 2004	By:	/s/ Elizabeth A. Nelson
Elizabeth A. Nelson
Executive Vice President,
Chief Financial Officer and Secretary